UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2021
COMSTOCK MINING INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)
117 American Flat Road, Virginia City, Nevada 89440

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE

Item 1.01 Entry into a Material Definitive Agreement.
Joint Venture and Construction Financing
On July 23, 2021, Comstock Mining Inc. (the “Company”), purchased 500,000 Class A Units, representing 50% of the issued and outstanding voting equity of LP BIOSCIENCES LLC, a Wyoming limited liability company (“LPB”), from LP NUTRITION LLC, a Delaware limited liability company (“Nutrition”), a subsidiary of LAKEVIEW ENERGY LLC, a Delaware limited liability company (“Lakeview”), with plans to retrofit LPB’s pre-existing solvent extraction facility located in Merrill, Iowa (“Facility”) to extract oil from industrial hemp (“Facility Retrofit”); and, entered into a Note Purchase Agreement (the “Note Purchase Agreement”) to purchase a secured note with a face value of $17,000,000 from LPB (the “LPB Note”) in exchange for a purchase price of $15,000,000 to fund the completion of the Facility Retrofit. The Company issued 3,500,000 restricted shares of its common stock, paid $826,258 in cash, and agreed to pay an initial $1,500,000 in cash in connection with its foregoing equity purchase and financing commitments. The funds loaned to LPB will be derived from the sale of the Company’s common stock held by LPB and discretionary cash advances by the Company. The LPB Note matures on July 31, 2026 and the interest rate is 13.5% per annum. In connection with the LPB Note, LPB granted a leasehold security interest in the Facility to the Company, subject to a mortgage of approximately $4.6 million on the Facility held by LPB’s landlord for the benefit of the landlord’s lender. The Company, Nutrition, and LPB simultaneously entered into a Partnership Interest Purchase Agreement (“Equity Purchase Agreement”) and a Limited Liability Company Operating Agreement for LPB (the “Operating Agreement”), pursuant to which, among other terms, LPB agreed to pay Nutrition the first $3,000,000 of cash proceeds received from the sale of the Company’s common stock, and a $5,000,000 preferred distribution at the same time and in the same proportion as principal prepayments on the LPB Note, with up to 20% of LPB’s after debt net cash flow commencing 90 days after LPB commences ordinary course operations.
Securities Exchange Agreement
On July 23, 2021, the Company also entered into a Securities Exchange Agreement (“Securities Exchange Agreement”) to purchase 100% of the issued and outstanding equity of MANA Corporation, an Oklahoma registered public benefit corporation (“MANA”), in exchange for 4,200,000 restricted shares of the Company’s common stock. Such shares are subject to a five-year transfer restriction (the Lock-Up”), of which 28% will be released from the Lock-Up 180 days after closing, and the remaining 72% will be released in eight (8) equal installments of 9% every six months thereafter. Upon acquisition of MANA, the Company assigned its Class A Units in LPB to MANA.
The foregoing descriptions of the Securities Exchange Agreement, the Equity Purchase Agreement, the Operating Agreement, the Note Purchase Agreement, and the LPB Note , are qualified in their entirety by reference to such documents in their entirety attached to this Current Report on Form 8-K and filed herewith as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and the Company’s press release related to such transactions, which exhibits are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

10.1	Securities Exchange Agreement dated July 23, 2021, by and among the Company and the shareholders of MANA
10.2	Operating Agreement, dated July 23, 2021, by and between the Company and Nutrition
10.3	Note Purchase Agreement, dated July 23, 2021, by and between the Company and LPB
10.4	LPB Note, dated July 23, 2021
10.5	Equity Purchase Agreement, dated July 23, 2021, by and between the Company and Nutrition
99.1	Press release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK MINING INC.

Date: July 28, 2021	By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis Title: Executive Chairman and Chief Executive Officer